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                                                                     EXHIBIT 3.5

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                August 14, 1997

The State Corporation Commission has found the accompanying articles submitted on behalf of

FORT JAMES OPERATING COMPANY
  (FORMERLY JAMES RIVER PAPER COMPANY, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT AND RESTATEMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 14, 1997 at 02:13 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.



                                             STATE CORPORATION COMMISSION



                                             By  /s/ T.V. Morrison Jr.
                                                ------------------------
                                                Commissioner

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                  CERTIFICATE OF AMENDMENT AND RESTATEMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                        JAMES RIVER PAPER COMPANY, INC.


         Pursuant to the provisions of Sections 13.1-710 and 13.1-711 of the Code of Virginia, James River Paper Company, Inc., a Virginia corporation (the "Corporation"), certifies that the Board of Directors of the Corporation adopted the Articles of Amendment and Restatement of Articles of Incorporation attached as Exhibit A. Such restatement includes an amendment to the articles requiring shareholder approval and the sole shareholder gave its consent.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and executed in its corporate name and its behalf by its President and attested by its Secretary, who declares and affirms, under the penalties of perjury, that the facts stated herein are true on and as of this 13th day of August, 1997.


                                             JAMES RIVER PAPER COMPANY, INC.


                                             By:  /s/ Daniel J. Girvan
                                                  ---------------------------
                                                  Daniel J. Girvan
                                                  President



Attest:

/s/ Clifford A. Cutchins, IV
------------------------------
Clifford A. Cutchins, IV
Senior Vice President, Secretary

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                                                                       EXHIBIT A


                     ARTICLES OF AMENDMENT AND RESTATEMENT

                          OF ARTICLES OF INCORPORATION

                                       OF

                        JAMES RIVER PAPER COMPANY, INC.


ARTICLE I: Name. The name of the corporation is Fort James Operating Company (the "Corporation")

ARTICLE II: Purpose. The purpose of the Corporation is to transact any or all lawful business not required to be stated in the Articles of Incorporation. The Corporation shall have all powers not prohibited by law or required to be stated in the Articles of Incorporation.

ARTICLE III: Capital Stock. The aggregate number of shares that the Corporation shall have the authority to issue is 10,000 shares of common stock, par value $.10 per share.